CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer International Bond Fund:

We consent to the use of our report dated November 26, 2014, with respect to the financial statements and financial highlights of Oppenheimer Global High Yield Fund as of September 30, 2014, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

July 24, 2015